Exhibit 99.1

NEWS RELEASE

For more information, contact:

Brian Bronson

Chief Financial Officer

1-503-615-1281

brian.bronson@radisys.com

RADISYS ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2007 RESULTS

HILLSBORO, OR — February 5, 2008 — RadiSys® Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $99.2 million for the quarter ended December 31, 2007 and a net loss of $2.4 million or $0.11 per share. Non-GAAP net income for the fourth quarter was $4.5 million or $0.17 per diluted share. Non-GAAP results exclude a loss of approximately $0.28 per share, primarily attributable to the impact of acquisition-related expenses and stock-based compensation expense.

The Company reported 2007 full year revenues of $325.2 million, an increase of 11% compared to 2006 revenues of $292.5 million. The net loss in 2007 was $17.6 million or $0.80 per share, compared to a net loss of $13 million or $0.62 per share in 2006. Non-GAAP net income in 2007 was $7.8 million or $0.33 per diluted share, compared to non-GAAP net income of $12 million or $0.50 per diluted share in 2006.

Commenting on the financial results for the quarter, Scott Grout, President and CEO stated, “We had a strong quarter in our wireless business due to some acceleration of customer demand into the fourth quarter. This combined with a sequential increase in our Commercial business as well as a full quarter of revenue associated with our acquisition of the Modular Communications Platform Division (MCPD) from Intel resulted in record quarterly revenues for the Company with year over year growth for the quarter of 63% and sequential growth of 19%. We generated over $13 million in cash flow in the quarter and improved our cash cycle time nicely. Scott Grout went on to say, “The integration of our MCPD acquisition is proceeding as planned and was accretive to earnings and cash flow, excluding acquisition related expenses, during the fourth quarter. We also had a number of new product wins during the quarter in applications such as wireless infrastructure, test and measurement, medical, video distribution and security. For the year we grew revenues 11% while making progress on our core strategies and gaining customer traction on our new products.”

In the quarter, the Company introduced a new Procelerant® Quad-core server, the industry’s first embedded server to incorporate the latest Intel® Quad-core Xeon® processors. Ideally suited for medical and other imaging, test and measurement, and other digital signal processing applications, the Procelerant RMS420-5000XSL Quad-core server supports powerful image processing at a higher resolution and with greater speed than previous embedded servers. In addition the Company announced two new products in its Promentum ATCA product portfolio. First was the Promentum® ATCA-4310 a 10 Gigabit AdvancedTCA single-slot processor blade. This feature rich product is ideally suited for compute intensive applications where transaction and subscriber load can increase dramatically in short intervals, such as IP Multimedia Services (IMS), Internet Protocol Television (IPTV), and Wireless Control Plan based applications. The second was the Promentum™ ATCA-7220 Dual OCTEON™ PLUS Packet Processing Module, the industry’s first blade to enable highest density of Gigabit Ethernet interfaces in a single slot with significantly higher processing power and bandwidth access than other platforms available today.

First Quarter 2008 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We currently expect first quarter revenues to be between $75 and $83 million. Our wireless business in the first quarter will increase year over year, but will be down from the record levels seen in the fourth quarter due to the acceleration of customer demand into the fourth quarter as well as first quarter seasonality. We currently expect wireless revenues to increase sequentially and year over year in the second quarter of 2008 and grow in total for 2008 over 2007. We expect first quarter results to be a loss in the range of $0.35 to $0.29 per share, and our non-GAAP results to be between a loss of $0.04 per share to income of $0.02 per diluted share. Our projected non-GAAP results exclude a loss of approximately $0.31 per share primarily attributable to the impact of acquisition-related expenses and stock-based compensation expense. Finally, as we announced last quarter we currently expect our next-generation communication revenues will be around $80 million in 2008. This projection is predicated on, and can be impacted by, the timing of our customers’ deployments along with other external market factors.”

In closing, Mr. Grout stated, “In 2007 we made meaningful progress in our strategy of providing standards based platforms in our targeted markets. We were awarded designs across multiple new applications with numerous new and existing customers. Going into 2008 we expect our next generation communications products to generate $80 million in revenues as a number of programs move into deployment during the year. We also solidified a leading position in the ATCA market with the acquisition of Intel’s Modular Communications Platform Division. We believe that this acquisition brings us key new products, new customers and strengthens our core team. Finally, we grew revenues 11% year over year due to growth in our new products combined with strength in our core wireless business.

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, February 5, 2008 at 5:00 p.m. ET to discuss the fourth quarter results and review the financial and business outlook for the first quarter of 2008.

To participate in the live conference call, dial (888) 333-0027 (U.S./Canada, toll-free) or (706) 634-4990 (international) and reference conference ID# 31520173. The conference call will also be simultaneously webcast on the RadiSys investor relations website at http://investor.radisys.com/ .

A replay of the conference call will be available starting Thursday February 7th at (800) 642-1687 (U.S./Canada, toll-free) or (706) 645-9291 (international) with conference ID# 31520173 or over the internet at http://investor.radisys.com/ . The replay will be available until Tuesday, February 19, 2008.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy and the Company’s guidance for the first quarter of 2008 and for next-generation communications network revenue in 2008, particularly with respect to anticipated revenues and loss/ earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependance on certain customers and high degree of customer concentration (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the Company’s inability to successfully integrate operations, technologies, products or personnel from the acquisition of Intel MCPD, (d) the Company’s inability to realize the benefits sought from the acquisition of Convedia Corporation and Intel MCPD, higher than anticipated integration costs of the acquisition and less than expected financial performance resulting therefrom, which may adversely affect the price of the Company’s stock, and (e) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2006, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of February 5, 2008. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain, (e) a gain related to supplier settlement, and (f) a gain related to the sale of a building /land. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company’s performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls’ Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses. Accordingly, management excludes the amortization of acquired intangible assets related to the Convedia and Intel MCPD acquisitions, stock-based compensation expense and significant and non-recurring charges.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps OEMs, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today’s complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com

-end-

RadiSys® and Convedia® are registered trademarks of RadiSys Corporation and Promentum™ and Procelerant™ are trademarks of RadiSys Corporation.

Intel® and Quad-core Xeon® are registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Revenues	$99,219	$60,701	$325,232	$292,481
Cost of sales:
Cost of sales	73,044	43,758	238,392	213,525
Amortization of purchased technology (I)	5,003	—	15,002	—

Total cost of sales	78,047	43,758	253,394	213,525

Gross margin	21,172	16,943	71,838	78,956
Research and development	12,158	11,270	46,242	41,492
Selling, general, and administrative	12,728	11,227	47,874	39,330
Intangible assets amortization	1,304	4,255	4,428	6,224
In-process research and development charge	—	—	—	14,000
Restructuring and other charges	27	313	1,418	139

Loss from operations	(5,045)	(10,122)	(28,124)	(22,229)
Interest expense	(399)	(431)	(1,678)	(1,732)
Interest income	1,459	1,847	6,405	9,348
Other income (expense), net	(18)	408	(169)	851

Loss before income tax provision	(4,003)	(8,298)	(23,566)	(13,762)
Income tax benefit	(1,613)	(2,827)	(6,014)	(746)

Net loss	$(2,390)	$(5,471)	$(17,552)	$(13,016)

Net loss per share:
Basic	$(0.11)	$(0.25)	$(0.80)	$(0.62)

Diluted (II)	$(0.11)	$(0.25)	$(0.80)	$(0.62)

Weighted average shares outstanding:
Basic	22,107	21,572	21,883	21,158

Diluted (II)	22,107	21,572	21,883	21,158

(I)	For the three months and year ended December 31, 2007, amortization of intangible assets that directly contribute to the revenue generating process of the Company has been reclassified to cost of sales.

(II)	For the three months and years ended December 31, 2006 and 2007, as-if converted shares associated with the 2023 convertible senior notes and convertible subordinated notes were excluded from the calculation as the affect would be anti-dilutive. For the three months and year ended December 31, 2007 and 2006, the total number of as-if converted shares associated with the convertible senior notes was 4.2 million. For the three months and year ended December 31, 2007, options amounting to 3.3 million shares were excluded from the calculation as the Company was in a loss position. For the three months and year ended December 31, 2006, options amounting to 3.1 million shares were excluded from the calculation as the Company was in a loss position.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$50,522	$23,734
Short-term investments, net	72,750	102,250
Accounts receivable, net	70,548	42,549
Other receivables	2,678	3,782
Inventories, net	23,101	35,184
Other current assets	4,655	4,609
Assets held for sale	644	3,497
Deferred tax assets	7,735	5,779

Total current assets	232,633	221,384
Property and equipment, net	11,233	11,075
Goodwill	67,644	67,183
Intangible assets, net	38,779	42,935
Long-term investments, net	—	10,000
Long-term deferred tax assets	38,832	24,531
Other assets	3,987	4,546

Total assets	$393,108	$381,654

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,675	$39,699
Accrued wages and bonuses	8,101	5,995
Accrued interest payable	172	222
Accrued restructuring	68	329
Deferred revenue	5,308	1,242
Convertible subordinated notes, net	—	2,410
Convertible senior notes, net	97,548	—
Other accrued liabilities	8,675	9,912

Total current liabilities	169,547	59,809

Long-term liabilities:
Convertible senior notes, net	—	97,412
Other long-term liabilities	3,585	978

Total long-term liabilities	3,585	98,390

Total liabilities	173,132	158,199

Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 22,312 and 21,835 shares issued and outstanding at December 31, 2007 and December 31, 2006	226,873	212,887
Retained earnings (deficit)	(11,285)	6,555
Accumulated other comprehensive income:
Cumulative translation adjustments	4,388	4,013

Total shareholders’ equity	219,976	223,455

Total liabilities and shareholders’ equity	$393,108	$381,654

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES

(In thousands, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
GROSS MARGIN:
GAAP gross margin	$21,172	$16,943	$71,838	$78,956

(a) Amortization of acquired intangible assets	4,892	—	14,556	—
(b) Amortization of deferred compensation	—	26	67	34
(d) Purchase accounting adjustments	—	743	250	1,708
(f) Stock-based compensation	244	236	971	876

Total Non-GAAP adjustments	5,136	1,005	15,844	2,618

Non-GAAP gross margin	$26,308	$17,948	$87,682	$81,574

RESEARCH AND DEVELOPMENT:
GAAP research and development	$12,158	$11,270	$46,242	$41,492

(b) Amortization of deferred compensation	—	(160)	(426)	(213)
(c) Integration expenses	—	—	—	(9)
(f) Stock-based compensation	(763)	(542)	(2,793)	(1,745)

Total Non-GAAP adjustments	(763)	(702)	(3,219)	(1,967)

Non-GAAP research and development	$11,395	$10,568	$43,023	$39,525

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$12,728	$11,227	$47,874	$39,330

(b) Amortization of deferred compensation	—	(282)	(757)	(377)
(c) Integration expenses	—	(277)	(377)	(423)
(d) Purchase accounting adjustments	—	(97)	(269)	(130)
(f) Stock-based compensation	(1,449)	(1,346)	(6,117)	(3,968)
(h) Gain on sale of building/ land	—	—	212	—

Total Non-GAAP adjustments	(1,449)	(2,002)	(7,308)	(4,898)

Non-GAAP selling, general and administrative	$11,279	$9,225	$40,566	$34,432

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(5,045)	$(10,122)	$(28,124)	$(22,229)

(a) Amortization of acquired intangible assets	6,177	4,124	18,904	5,499
(b) Amortization of deferred compensation	—	468	1,250	624
(c) Integration expenses	—	277	377	432
(d) Purchase accounting adjustments	—	840	519	1,838
(e) In-process research and development charge	—	—	—	14,000
(f) Stock-based compensation	2,456	2,124	9,881	6,589
(g) Restructuring and other charges	—	313	1,391	139
(h) Gain on sale of building/ land	—	—	(212)	—

Total Non-GAAP adjustments	8,633	8,146	32,110	29,121

Non-GAAP income (loss) from operations	$3,588	$(1,976)	$3,986	$6,892

NET INCOME (LOSS):
GAAP net loss	$(2,390)	$(5,471)	$(17,552)	$(13,016)

(a) Amortization of acquired intangible assets	6,177	4,124	18,904	5,499
(b) Amortization of deferred compensation	—	468	1,250	624
(c) Integration expenses	—	277	377	432
(d) Purchase accounting adjustments	—	840	519	1,838
(e) In-process research and development charge	—	—	—	14,000
(f) Stock-based compensation	2,456	2,124	9,881	6,589
(g) Restructuring and other charges	—	313	1,391	139
(h) Gain on sale of building/ land	—	—	(212)	—
(i) Insurance Gain	—	—	—	(362)
(j) Gain related to supplier settlement	—	(400)	—	(400)
(k) Income tax effect of reconciling items	(1,770)	(2,315)	(6,775)	(3,365)

Total Non-GAAP adjustments	6,863	5,431	25,335	24,994

Non-GAAP net income (loss)	$4,473	$(40)	$7,783	$11,978

GAAP weighted average shares (diluted) (I)	22,107	21,572	21,883	21,158
Non-GAAP adjustment	5,016	—	4,964	4,918

Non-GAAP weighted average shares (diluted) (I)	27,123	21,572	26,847	26,076

GAAP net loss per share (diluted) (I)	$(0.11)	$(0.25)	$(0.80)	$(0.62)
Non-GAAP adjustments detailed above	0.28	0.25	1.13	1.12

Non-GAAP net income (loss) per share (diluted) (I)	$0.17	$0.00	$0.33	$0.50

(I)	For the years ended December 31, 2006 and 2007 and for the three months ended December 31, 2007, the number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. Total net interest expense excluded amounted to $974 thousand and $1.0 million for the years ended December 31, 2006 and 2007, respectively and $251 thousand for the three months ended December 31, 2007. For the three months ended December 31, 2006, the number of diluted weighted average shares outstanding calculation excludes shares underlying our 1.375% convertible senior notes as the effect would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE

AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED DECEMBER 31, 2007

(unaudited)

	Gross Margin	Research and Development	Selling, General and Administrative	Income (loss) from Operations	Income (loss) before income tax provision	Effective Tax Rate
GAAP	21.3%	12.3%	12.8%	(5.1)%	(4.0)%	40.3%

(a) Amortization of acquired intangible assets	4.9	—	—	6.2	6.2	(26.4)
(f) Stock-based compensation	0.3	(0.8)	(1.4)	2.5	2.5	(10.5)

Non-GAAP	26.5%	11.5%	11.4%	3.6%	4.7%	3.4%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a)	Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MPCD. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company’s ongoing business and it does not have a direct correlation to the operation of the Company’s business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b)	Amortization of deferred compensation: Deferred compensation expense consists of amortized expenses related to 25% of the purchase price per share less the exercise price of Convedia stock options to be paid to Convedia employees still employed by RadiSys after one year of service. The Company excludes the amortization of deferred compensation expense because it does not reflect the Company’s ongoing business and it does not have a direct correlation to the operation of the Company’s business.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Cost of sales	$—	$26	$67	$34
Research and development	—	160	426	213
Selling, general and administrative	—	282	757	377

Total amortization of deferred compensation	$—	$468	$1,250	$624

(c)	Integration expenses: Integration expenses consist of expenses related to the integration effort between the Company and Convedia. The Company excludes integration expenses because it does not reflect the Company’s ongoing business and it does not have a direct correlation to the operation of the Company’s business.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Research and development	$—	$—	$—	$9
Selling, general and administrative	—	277	377	423

Total amortization of deferred compensation	$—	$277	$377	$432

(d)	Purchase accounting adjustments: Purchase accounting adjustments consist of adjustments for fair value accounting treatment of Convedia assets. These adjustments relate to the write-down of deferred revenue to the cost to complete the revenue earnings process. The Company excludes the purchase accounting adjustments because it does not reflect the Company’s ongoing business and it does not have a direct correlation to the operation of the Company’s business.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Revenue	$—	$240	$250	$330
Cost of sales	—	503	—	1,378
Selling, general and administrative	—	97	269	130

Total purchase accounting adjustments	$—	$840	$519	$1,838

(e)	In-process research and development charge: The In-process research and development charge relates to Convedia’s research and development projects that had not reached technological feasibility and had no alternative future use when acquired but had been developed to a point where there was value associated with them in relation to potential future revenue. The Company excludes the in-process research and development charge because it does not reflect the Company’s ongoing business and it does not have a direct correlation to the operation of the Company’s business.

(f)	Stock-based compensation: Stock-based compensation consists of expenses recorded under SFAS 123(R), “Share-Based Payment,” in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company’s equity incentive plans and shares issued pursuant to the Company’s employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company’s ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Cost of sales	$244	$236	$971	$876
Research and development	763	542	2,793	1,745
Selling, general and administrative	1,449	1,346	6,117	3,968

Total stock-based compensation	$2,456	$2,124	$9,881	$6,589

(g)	Restructuring and other charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities and the occurrence of such costs are infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(h,i,j)	Other special items: These amounts arise from the sale of a building in the second quarter of 2007, the sale of land in the third quarter of 2007, the insurance gain in the second quarter of 2006 and the gain on the supplier settlement in the fourth quarter of 2006. The Company excludes these special items because they do not reflect the Company’s ongoing business and they do not have a direct correlation to the operation of the Company’s business.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2007	2006	2007	2006
Gain on sale of building/ land	$—	$—	$(212)	$—
Gain on supplier settlement	—	(400)	—	(400)
Insurance Gain	—	—	—	(362)

Total other special items	$—	$(400)	$(212)	$(762)

(j)	Income taxes: Income tax provision/ (benefit) associated with non-GAAP adjustments.

The tables below are related to guidance estimates for the quarter ending March 31, 2008:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(unaudited, dollars in millions except per share amounts)

	Estimates for the Quarter Ended March 31, 2008		Per Share Estimates for the Quarter Ended March 31, 2008
	Low End	High End	Low End	High End
GAAP net loss (assumes tax rate of 10%)	$(7.9)	$(6.5)	$(0.35)	$(0.29)

Amortization of acquired intangible assets	4.8	4.8	0.21	0.21
Stock-based compensation	2.2	2.2	0.10	0.10

Total adjustments	7.0	7.0	0.31	0.31

Non-GAAP net income (loss) (assumes tax rate of 35%)	$(0.9)	$0.5	$(0.04)	$0.02

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE ESTIMATES

FOR THE QUARTER ENDED MARCH 31, 2008

(unaudited, dollars in millions)

	Gross Margin	Research and Development Expense	Selling, General and Administrative Expense
GAAP	21.4%	$12.2	$12.5

Amortization of acquired intangible assets	5.1	—	—
Stock-based compensation	0.3	(0.8)	(1.5)

Non-GAAP	26.8%	$11.4	$11.0